EXHIBIT 1.2

                                                                  EXECUTION COPY

                                PRICING AGREEMENT

Goldman, Sachs & Co.,
     As Representatives of the several
         Underwriters named in Schedule I hereto, 85 Broad Street,
New York, New York 10004.

                                                              September 19, 2005

Ladies and Gentlemen:

     Sysco Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 19, 2005 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                   Very truly yours,

                                   Sysco Corporation


                                   By: /s/ John K. Stubblefield
                                       ------------------------------------
                                       Name:  John K. Stubblefield, Jr.
                                       Title: Executive Vice President, Finance
                                              and Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.


By: /s/ Goldman, Sachs & Co.
   -------------------------------------
     (Goldman Sachs & Co.)

   On behalf of each of the Underwriters

                                   SCHEDULE I
                                                                  PRINCIPAL
                                                                  AMOUNT OF
                                                                  DESIGNATED
                                                                  SECURITIES
                                                                    TO BE
                                    UNDERWRITER                   PURCHASED

Goldman, Sachs & Co........................................... $  229,999,999
Banc of America Securities LLC.................................   66,666,667
J.P. Morgan Securities Inc. ...................................   66,666,667
Merrill Lynch, Pierce, Fenner & Smith Incorporated.............   66,666,667
BNY Capital Markets, Inc.......................................   10,000,000
Comerica Securities, Inc. .....................................   10,000,000
Mitsubishi Securities International plc........................   10,000,000
SunTrust Capital Markets, Inc. ................................   10,000,000
TD Securities (USA) LLC........................................   10,000,000
Wachovia Capital Markets, LLC..................................   10,000,000
Wells Fargo Securities, LLC....................................   10,000,000
                                                              ------------------
                  Total......................................  $  500,000,000
                                                              ==================

                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

     5.375% Senior Notes due September 21, 2035 (the "Senior Notes")

AGGREGATE PRINCIPAL AMOUNT:

     $500,000,000

PRICE TO PUBLIC:

     99.911% of the principal amount of the Designated Securities

PURCHASE PRICE BY UNDERWRITERS:

     99.161% of the principal amount of the Designated Securities

FORM OF DESIGNATED SECURITIES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds

TIME OF DELIVERY:

     9:30 a.m. (New York City time), September 22, 2005

INDENTURE:

     Indenture dated as of June 15, 1995 between Sysco Corporation and Wachovia Bank, National Association (formerly First Union National Bank of North Carolina), as Trustee, as amended and supplemented by seven supplemental indentures and as further amended and supplemented by the Eighth Supplemental Indenture to be dated as of September 22, 2005 (the "Eighth
     Supplemental Indenture," and, together with the Indenture and all other amendments thereto, collectively, the "Indenture")

MATURITY:

     September 21, 2035

INTEREST RATE:

     5.375% per annum

INTEREST PAYMENT DATES:

     March 21 and September 21

REDEMPTION PROVISIONS:

     In whole or in part at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of the following amounts, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption: (1) 100% of the principal amount of the Designated Securities to be redeemed; or (2) the sum of the present values of the remaining scheduled payments of the principal of and interest on the Designated Securities to be redeemed (exclusive of interest accrued on the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting twelve 30-day months) at the Treasury Rate (as defined in the Eighth Supplemental Indenture) plus 15 basis points

SINKING FUND PROVISIONS:

     No sinking fund provisions

DEFEASANCE PROVISIONS:

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Senior Notes or of certain restrictive covenants and Events of Default with respect to the Senior Notes, in each case upon compliance with certain conditions set forth in the Indenture. The Indenture with respect to the Senior Notes shall be discharged and canceled upon the payment of all of the Senior Notes and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and U.S. Government Obligations sufficient for such payment

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     The offices of Baker Botts L.L.P.,
     3000 One Shell Plaza,
     910 Louisiana,
     Houston, Texas 77002.

DELAYED DELIVERY:

     None

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Goldman Sachs & Co.,
     85 Broad Street,
     New York, New York 10004.